Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of United Community Banks, Inc. on Amendment No. 1 to Form S-4 of our report dated February 19, 2020, relating to the consolidated financial statements of Three Shores Bancorporation, Inc. as of and for the years ended December 31, 2019 and 2018, and to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

May 8, 2020